FOR IMMEDIATE RELEASE

   Scottish Re Announces New Equity Investment of $600 Million from MassMutual
                          Capital Partners and Cerberus

HAMILTON, BERMUDA, November 27, 2006 - Scottish Re Group Limited (NYSE: SCT), a global life reinsurance specialist, today announced that it has entered into an agreement whereby MassMutual Capital Partners LLC, ("MassMutual Capital"), a member of the MassMutual Financial Group, and affiliates of Cerberus Capital Management, L.P. ("Cerberus"), a leading private investment firm, will each invest $300 million into the company, resulting in a total new equity investment of $600 million.

Under the terms of the agreement, MassMutual Capital and Cerberus will purchase a total of 1,000,000 newly issued convertible preferred shares ("Convertible Preferred Shares") of Scottish Re. According to the transaction agreement, the Convertible Preferred Shares may be converted into 150,000,000 ordinary shares ("Ordinary Shares") of Scottish Re at any time, representing a 68.8% Ordinary Share ownership on a fully diluted basis at the time of investment. Scottish Re's board of directors has unanimously approved the transaction.

"This completes the process announced earlier this year to evaluate strategic alternatives, and will stabilize Scottish Re while providing long-term liquidity benefits," said Paul Goldean, Chief Executive Officer of Scottish Re Group Limited. "In addition to the financial strength afforded by MassMutual Capital and Cerberus as majority shareholders, these firms offer Scottish Re extraordinary insurance, operational and investment expertise. We look forward to their input and guidance as we move aggressively towards our financial and business goals in the interest of returning value to all of our stakeholders."

Glenn Schafer, non-executive Chairman of the Board, stated, "This transaction provides the best available opportunity to deliver long-term shareholder value and reclaim our position as one of the top life reinsurance specialists in the industry."

The Convertible Preferred Shares acquired by MassMutual Capital and Cerberus will have the same voting rights as holders of Ordinary Shares of Scottish Re. The Convertible Preferred Shares will rank senior to Ordinary Shares of Scottish Re, and subordinate to existing securities that rank senior to the Ordinary Shares. The Convertible Preferred Shares are convertible at any time and are mandatorily convertible nine years from their issuance date.

The transaction is subject to approval by the holders of 66 2/3% of Scottish Re's outstanding ordinary shares who are entitled to vote at the special meeting. They will be requested to vote for the transaction via proxy. Proxy voting cards will be mailed within approximately 45 days of the agreement to all shareholders by Scottish Re and will include the voting instructions.

In accordance with the transaction agreement, MassMutual Capital and Cerberus are entitled to appoint two-thirds of the members of Scottish Re's board of directors. Initially, there will be eleven directors on Scottish Re's board, of which MassMutual and Cerberus will appoint six, including three directors chosen by MassMutual Capital and three chosen by Cerberus. Also, in addition to the Chief Executive Officer, MassMutual Capital and Cerberus will nominate three independent directors and a designee of The Cypress Group to the Board. The Cypress Group is a New York-based private equity firm and a major Scottish Re shareholder.

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FOR IMMEDIATE RELEASE

Closing Criteria

Completion of the transaction is subject to customary closing conditions, including regulatory approvals. The transaction is expected to close as early as the second quarter of 2007.

Scottish Re will continue to operate its business under its current structure, and will remain traded on the New York Stock Exchange under ticker "SCT."

Citigroup Corporate and Investment Banking and Morgan Stanley served as financial advisors and Debevoise & Plimpton LLP, Schulte Roth & Zabel LLP and Ropes & Gray LLP served as legal counsel to both MassMutual Capital and Cerberus in the transaction. Goldman Sachs and Bear, Stearns & Co. served as Scottish Re's financial advisors and LeBoeuf, Lamb, Greene & MacRae, LLP together with Maples & Calder served as the Company's legal counsel.

Transaction Presentation

Scottish Re will provide additional details regarding the transaction in a presentation conducted today, November 27, 2006 at 9:00 AM Eastern Time. The transaction presentation, which will include a listen-only call accompanied by a slide presentation, can be accessed via telephone by dialing 1-888-603-6873 (within the U.S.) or 1-973-582-2706 (from international locations), and referencing conference ID 8161642 or via webcast at the Company's website, www.scottishre.com. Please register for the webcast fifteen minutes prior the commencement of the presentation. The presentation slides will be posted on the home page of the Company's website at approximately 8:45 AM Eastern Time for reference during the call.

If you are unable to participate during the live call, the presentation will be archived on Scottish Re's website for two weeks. To access a replay of the presentation, please call 1-877-519-4471 (within the U.S.) or 1-973-341-3080 (from international locations), and enter access code 8161642.

About Scottish Re

Scottish Re Group Limited is a global life reinsurance specialist. Scottish Re has operating businesses in Bermuda, Grand Cayman, Guernsey, Ireland, Singapore, the United Kingdom and the United States. Its flagship operating subsidiaries include Scottish Annuity & Life Insurance Company (Cayman) Ltd., Scottish Re (U.S.), Inc., and Scottish Re Limited. Additional information about Scottish Re Group Limited can be obtained from its Web site, www.scottishre.com.

About MassMutual

MassMutual Financial Group is the fleet name for Massachusetts Mutual Life Insurance Company ("MassMutual") and its affiliates, with more than 13 million clients and over $395 billion in assets under management at year-end 2005. Founded in 1851, MassMutual is a mutually owned financial protection, accumulation and income management company headquartered in Springfield, Mass. MassMutual's major affiliates include: OppenheimerFunds, Inc.; Babson Capital Management LLC; Baring Asset Management Limited; Cornerstone Real Estate Advisers LLC; MML Investors Services, Inc., MassMutual International LLC and The MassMutual Trust Company, FSB.

MassMutual Capital is a limited liability company created by Massachusetts Mutual Life Insurance Company to focus on strategically investing in business opportunities as a means of optimizing the value of the enterprise on behalf of MassMutual and other investors.

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FOR IMMEDIATE RELEASE

About Cerberus Capital Management

Established in 1992, Cerberus Capital Management, L.P. is one of the world's leading private investment firms with approximately $22 billion under management in funds and accounts. Through its team of more than 275 investment and operations professionals, Cerberus specializes in providing both financial resources and operational expertise to help transform undervalued companies into industry leaders for long-term success and value creation. Cerberus is headquartered in New York City, with offices in Chicago, Los Angeles, and Atlanta, as well as advisory offices in London, Baarn, Frankfurt, Tokyo, Osaka and Taipei. More information on Cerberus can be found at www.cerberuscapital.com.

Forward-Looking Statement

Certain statements included herein are "forward-looking statements" within the meaning of the federal securities laws. The management of Scottish Re Group Limited (the "Company") cautions that forward-looking statements are not guarantees and actual results could differ materially from those expressed or implied in the forward-looking statements. Important events that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the Company's ability to attract clients and generate business; the competitive environment; the Company's ability to underwrite business; mortality risk; surrender risk; investment risk (including asset value risk, reinvestment risk and disintermediation risk); the impact of unforeseen economic changes (such as changes in interest rates, currency exchange rate, inflation rates, recession and other external economic factors); the impact of terrorist activities on the economy, the insurance and related industries in general and the Company in particular; regulatory changes (such as changes in U.S. tax law and insurance regulation which directly affect the competitive environment for the Company's products); changes in expectations regarding future realization of gross deferred tax assets; uncertainties about our ability to raise equity capital or other sources of liquidity; rating agency policies and practices; and loss of key executives. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

This press release may be deemed to be solicitation material in respect of the proposed private placement of Convertible Preferred Shares of Scottish Re. In connection with the proposed transaction, Scottish Re plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF SCOTTISH RE ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to shareholders of Scottish Re. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Scottish Re with the SEC, at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and Scottish Re's other filings with the SEC may also be obtained from Scottish Re. Free copies of Scottish Re's filings may be obtained by directing a request to Scottish Re Group Limited, Post Office Box HM 2939, Hamilton, HM MX, Bermuda, Attention: Secretary.

Scottish Re and its respective directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from Scottish Re's shareholders in favor of the proposed transaction. Information regarding Scottish Re's directors and executive officers is available in Scottish Re's proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on April 4, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Scottish Re contacts
Sarah Lubman / Catherine Jones
Brunswick Group
212-333-3810

MassMutual contacts
Mark Cybulski
413-744-5427

Jim Lacey
413-744-2365

Cerberus contacts
Peter Duda
212-445-8213

J.J. Rissi
212-445-8224

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